                                                                     EXHIBIT 2.4


                              EXCHANGE AGREEMENT

                                     AMONG

                              IXL HOLDINGS, INC.

                                      AND

                                JAMES R. ROCCO,

                             R. GUY DAVIDSON, III,

                                BARRY T. SIKES,

                              LARRY B. CULBERTSON

                                      AND

                                   JEFF VICK

                        ______________________________

                           Dated as of April 30, 1996

                        ______________________________

                               TABLE OF CONTENTS

                                   ARTICLE I

                                  DEFINITIONS
1.1   Definitions................................................  2
1.2   Singular/Plural; Gender....................................  5

                                  ARTICLE II

                                 THE EXCHANGE

2.1   Exchange...................................................  5
2.2   Payment on Closing.........................................  5
2.3   Closing Date Deliveries....................................  5
2.4   Risk of Loss...............................................  5

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF SELLERS

 3.1  Corporate Organization.....................................  6
 3.2  ETV Stock..................................................  6
 3.3  Subsidiaries...............................................  6
 3.4  Title to Stock.............................................  6
 3.5  Seller Investment Representations..........................  6
 3.6  Absence of Conflicting Agreements..........................  9
 3.7  Title to ETV Assets; Liens and Encumbrances................  9
 3.8  ETV Assets.................................................  9
 3.9  Equipment.................................................. 10
3.10  Contracts.................................................. 10
3.11  Intangible Property........................................ 11
3.12  Financial Statements....................................... 11
3.13  Absence of Undisclosed Liabilities......................... 12
3.14  No Adverse Change.......................................... 12
3.15  No Litigation; Labor Disputes; Compliance with Law......... 13
3.16  Tax Returns and Tax Reports................................ 13
3.17  Governmental Authorizations................................ 14
3.18  Compliance with Governmental Requirements.................. 14
3.19  Banks; Powers of Attorney.................................. 15
3.20  Employees.................................................. 15
3.21  Employee Welfare Plans..................................... 15
3.22  Environmental Compliance................................... 15
3.23  Customer Relations......................................... 16
3.24  Representation as of the Closing Date...................... 16
3.25  Affiliate Transactions..................................... 16

                                                                 Page
                                                                 ----
3.26  Disclosure................................................. 16
3.27  Reliance on Representations and Warranties of Buyer........ 17

                                  ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BUYER

 4.1  Organization............................................... 17
 4.2  Authorization; Enforceability.............................. 17
 4.3  Absence of Conflicting Agreements.......................... 18

                                   ARTICLE V

               CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER

 5.1  Compliance with Agreement.................................. 18
 5.2  Proceedings and Instruments Satisfactory................... 18
 5.3  Representations and Warranties............................. 18
 5.4  Deliveries at Closing...................................... 18
 5.5  Other Documents............................................ 19
 5.6  Absence of Investigations and Proceedings.................. 19
 5.7  Governmental Consents...................................... 19
 5.8  Absence of Liens........................................... 19
 5.9  No Material Adverse Change................................. 19
5.10  Approvals and Consents..................................... 19
5.11  Stock Purchase and Exchanges............................... 19
5.12  Amendment to Articles of Incorporation..................... 19
5.13  Bylaws..................................................... 19

                                  ARTICLE VI

              CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLERS

6.1  Compliance with Agreement................................... 20
6.2  Proceedings and Instruments Satisfactory.................... 20
6.3  Representations and Warranties.............................. 20
6.4  Deliveries at Closing....................................... 20
6.5  Other Documents............................................. 20
6.6  Absence of Investigations and Proceedings................... 20
6.7  Governmental Consents....................................... 20

                                  ARTICLE VII

                                 MISCELLANEOUS

7.1  Further Assurances.......................................... 21
7.2  Entire Agreement; Amendment; and Waivers.................... 21

                                                                  Page
                                                                  ----
 7.3  Expenses................................................... 21
 7.4  Benefit; Assignment........................................ 21
 7.5  Notices.................................................... 21
 7.6  Counterparts; Headings..................................... 22
 7.7  Severability............................................... 23
 7.8  Investigations; Non-Survival of Warranties................. 23
 7.9  Governing Law.............................................. 23

             LIST OF EXHIBITS

Exhibit A  Exchange Consideration
Exhibit B  Registration Rights Agreement
Exhibit C  Stockholders' Agreement
Exhibit D  Sellers' Certificate
Exhibit E  Amended and Restated Certificate of Incorporation
Exhibit F  Amended and Restated Bylaws

                         LIST OF SCHEDULES

         Schedule 3.1         Corporate Organization
         Schedule 3.2         ETV Stock
         Schedule 3.6         Absence of Conflicting Agreements
         Schedule 3.7         Title to ETV Assets; Liens and
                              Encumbrances
         Schedule 3.9         Equipment
         Schedule 3.10        Contracts
         Schedule 3.11        Intangible Property
         Schedule 3.12(a)     Financial Statements
         Schedule 3.12(b)     Interim Financial Statements
         Schedule 3.13        Indebtedness of ETV to Sellers
         Schedule 3.13(a)     Absence of Undisclosed Liabilities
         Schedule 3.13(b)     Permitted Liens
         Schedule 3.14        Adverse Change
         Schedule 3.15        Litigation; Labor Disputes; Compliance with Law
         Schedule 3.16        Tax Returns and Tax Reports
         Schedule 3.17        Governmental Authorizations
         Schedule 3.18        Compliance with Governmental Requirements
         Schedule 3.19        Bank; Powers of Attorney
         Schedule 3.20        Employees
         Schedule 3.21        Employee Welfare Plans
         Schedule 3.25        Affiliate Transactions
         Schedule 4.3         Absence of Conflicting Agreements
         Schedule 5.10        Approvals and Consents

                               EXCHANGE AGREEMENT
                               ------------------

     THIS EXCHANGE AGREEMENT ("Agreement") dated as of April 30, 1996, by and among James R. Rocco, R. Guy Davidson, III, Barry T. Sikes, Larry B. Culbertson and Jeff Vick (individually a "Seller" and collectively, "Sellers") and IXL Holdings, Inc., a Delaware corporation ("Buyer").

                                    RECITALS
                                    --------

     A. Buyer desires to acquire all of the outstanding shares of Common Stock, par value $1.00 per share (the "Stock"), of Entrepreneur Television, Inc., a Georgia corporation ("ETV").

     B.  Sellers own all of the issued and outstanding Stock of ETV.

     C. Each Seller desires to exchange the Stock owned by such Seller for shares of Class B Common Stock, par value $.01 per share ("Class B Common Stock"), of Buyer and cash in the respective amounts as set forth herein.

     D. Contemporaneously with the closing of the exchange contemplated hereby (the "Exchange"), (i) certain of the existing stockholders of Buyer and certain other investors, including without limitation, Kelso Investment Associates V, L.P. ("KIA V") and Kelso Equity Partners V, L.P. ("KEP"), will purchase certain additional capital stock of Buyer (the "Stock Purchase") and (ii) Buyer will exchange certain of its capital stock in return for (x) all of the issued and outstanding capital stock of iXL Interactive Excellence, Inc., a Georgia corporation ("IXL") (the "IXL Exchange"); (y) all of the issued and outstanding capital stock of Creative Video, Inc., a Georgia corporation ("CVI") (the "CVI Exchange"); and (z) all of the issued and outstanding capital stock of Creative Video Library, Inc., a Georgia corporation ("CVL") (the "CVL Exchange").

     E. The parties hereto intend that the Exchange, the Stock Purchase, the IXL Exchange, the CVL Exchange and the CVI Exchange will take place simultaneously and the stock transferred and cash provided to Buyer in connection with such transactions will qualify under Section 351 of the Internal Revenue Code.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants, agreements and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     1.1  Definitions. Except as specified otherwise, when used in this
          -----------
Agreement and any Exhibits or Schedules, the following terms shall have the meanings specified:

     "Accounts Receivable" shall mean all accounts receivable, loans receivable and other receivables of ETV existing as of the close of business on the Closing Date, as determined in accordance with generally accepted accounting principles, consistently applied.

     "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     "Agreement" shall mean this Exchange Agreement, together with the Schedules and Exhibits attached hereto, as the same shall be amended from time to time in accordance with the terms hereof.

     "Business" shall mean ETV's business of video production and editing and the marketing and performance of services in connection with such activities.

     "Buyer" shall mean IXL Holdings, Inc., a Delaware corporation.

     "Cash" shall mean all cash and cash equivalents of ETV as of the Closing.

     "Cash Consideration" shall mean the excess, if any, of SEVENTY THOUSAND DOLLARS ($70,000) over the Outstanding Liabilities of ETV.

     "Class B Common Stock" shall mean the Class B Common Stock, par value $.01 per share, of Buyer, which shall be fully paid and non-assessable upon issuance.

     "Closing Date" shall mean: (i) April 30, 1996, or (ii) such other date as Buyer and Sellers may agree upon in writing. The Closing shall be deemed effective as of 12:01 A.M. on the Closing Date.

     "Closing" shall mean the conference to be held at 10:00 a.m., Atlanta, Georgia time on the Closing Date at the offices of Minkin & Snyder, a Professional corporation, One Buckhead Plaza, 3060 Peachtree Road, Suite 1100, Atlanta, Georgia 30305, or at such other time and place as the parties may mutually agree to in writing, at which the transactions contemplated by this Agreement shall be consummated.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Contracts" shall mean those agreements under which ETV conducts the Business or by which its properties are bound, whether written or oral as listed in Schedule 3.10.
   -------------

     "ETV" shall mean Entrepreneur Television, Inc., a Georgia corporation.

     "ETV Assets" shall mean the right, title and interest of ETV in and to all assets used or useful in, or material to, the operation of the Business, including, without limitation, the Accounts Receivable, the Cash, the Equipment, the Intangible Property, the Licenses, and the Contracts.

     "Equipment" shall mean all items of equipment, computers, furniture and other machinery of ETV.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Environmental Laws" shall mean shall mean all applicable rules and regulations of federal, state and local laws, including statutes, regulations, ordinances, codes, rules, as amended, relating to the discharge of air pollutants, water pollutants or process waste water or otherwise relating to the environment or Hazardous Materials or toxic substances including, but not limited to, the Federal Solid Waste Disposal Act, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, regulations of the Environmental Protection Agency, the Toxic Substance Control Act, regulations of the Nuclear Regulatory Agency, and regulations of any state department of natural resources or state environmental protection agency now or at any time hereafter in effect.

     "Event of Loss" shall mean any loss, taking, condemnation, damage or destruction of or to any of the ETV Assets.

     "Exchange Consideration" shall mean the aggregate consideration to be received by the Sellers as set forth on Exhibit A, consisting of a total of 300
                                        ---------
shares of Class B Common Stock and the Cash Consideration.

     "Exhibits" shall mean those Exhibits referred to in this Section 1.1 and attached to this Agreement and which are hereby incorporated herein and made a part hereof.

     "Financial Statements" shall mean the financial statements of ETV described in Section 3.14.

     "Intangible Property" shall mean all the copyrights, trademarks, patents, trade secrets and all other intellectual property of every type, whether registered with any governmental agency or not so registered, owned or applied for by ETV or any Seller on behalf of ETV.

     "Knowledge of Sellers" shall mean the actual knowledge of James R. Rocco,
R. Guy Davidson, III, Barry T. Sikes, Larry B. Culbertson and Jeff Vick, or such knowledge as would have been acquired by such persons upon a reasonable investigation of ETV and its Business.

     "Licenses" shall mean those licenses, permits and authorizations issued by any federal, state or local governmental or regulatory authority or agency for the operation of ETV and its Business.

     "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, security interest, encumbrance, claim, lien, lease or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, affecting any assets or property, including any agreement to give or grant any of the foregoing, any conditional sale or other title retention agreement and the filing of or agreement to give any financing statement with respect to any assets or property under the Uniform Commercial Code or comparable law of any jurisdiction.

     "Outstanding Liabilities" shall mean all liabilities of ETV as shown on the balance sheets as of March 31, 1996, determined in accordance with generally accepted accounting principles.

     "Permitted Liens" shall mean the following Liens: (a) Liens existing on the Closing Date to remain on the ETV Assets as listed on Schedule 3.15(a); (b)
                                                      ----------------
Liens for taxes, assessments or other governmental charges or levies not yet due; (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business of ETV consistent with past practices for amounts not yet due; (d) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business of ETV consistent with past practices in connection with worker's compensation, unemployment insurance or other types of social security; and (e) minor defects of title, easements, rights-of-way, restrictions and other similar charges or encumbrances not materially detracting from the value of the ETV Assets or interfering with the ordinary conduct of the Business.

     "Person" shall mean any natural person, general or limited partnership, corporation, limited liability company, association or other entity.

     "Registration Rights Agreement" shall mean the Registration Rights Agreement to be entered into by Sellers, Buyer and certain stockholders of Buyer at Closing substantially in the form attached hereto as Exhibit B.
                                                        ---------

     "Schedules" shall mean those schedules referred to in this Agreement which have been delivered concurrently with the execution of this Agreement, which are hereby incorporated herein and made a part hereof.

     "Section" or "Sections" shall mean any or all sections of this Agreement.

     "Seller and Sellers" shall mean, individually or collectively, as the context may require, James R. Rocco, R. Guy Davidson, III, Barry T. Sikes, Larry
B. Culbertson and Jeff Vick.

     "Sellers' Certificate" shall mean the certificate of the Sellers in the form of Exhibit D attached hereto.
        ---------

     "Stock" shall mean the issued and outstanding shares of Common Stock, par value $1.00 per share, of ETV held by the Sellers.

     "Stockholders Agreement" shall mean the Stockholders Agreement to be entered into by Sellers and Buyer at the Closing substantially in the form attached hereto as Exhibit C.
                   ---------

     1.2  Singular/Plural; Gender. Where the context so requires or permits, the
          -----------------------
use of the singular form includes the plural, and the use of the plural form includes the singular, and the use of any gender includes any and all genders.


                                  ARTICLE II

                                 THE EXCHANGE
                                 ------------

     2.1   Exchange. At the Closing on the Closing Date, on the terms and
           --------
subject to the conditions of this Agreement, each Seller shall sell, transfer and deliver to Buyer, and Buyer shall purchase from such Seller, the Stock set forth opposite such Seller's name on Exhibit A for the Exchange Consideration
                                     ---------
set forth opposite such Seller's name on Exhibit A, consisting of the aggregate
                                         ---------
number of shares of Class B Common Stock and the amount of Cash Consideration set forth opposite such Seller's name on Exhibit A.
                                         ---------

     2.2  Payment on Closing. At the Closing on the Closing Date, Buyer shall
          ------- -- -------
pay Sellers an amount equal to the Cash Consideration, by wire transfer of immediately available funds or other form of agreed upon payment in the amounts set forth on Exhibit A hereto.
             ---------

     2.3  Closing Date Deliveries. At the Closing on the Closing Date:
          -----------------------

          (a) Each Seller shall deliver, or cause to be delivered, to Buyer properly executed and dated as of the Closing Date, where applicable: (i) stock certificates representing all outstanding Stock owned by such Seller accompanied by stock powers duly endorsed to Buyer in each case in proper form for transfer;
(ii) the resignation of those members of the Board of Directors of ETV as shall be designated by Buyer; (iii) the stock books, stock ledgers, minute books, corporate seals and all other corporate records of ETV; (iv) the Sellers' Certificate; (v) the Stockholders' Agreement; (vi) the Registration Rights Agreement; and (vii) such other documents as provided in Article VI hereof.

          (b) In addition to the Cash Consideration described in Section 2.2, Buyer shall deliver, or cause to be delivered to Sellers, executed and dated as of the Closing Date, where applicable (i) the Stockholders' Agreement; (ii) the Registration Rights Agreement; and (iii) stock certificates representing the Class B Common Stock to be issued to each of the Sellers as set forth on Exhibit
                                                                         -------
A.
-

     2.4  Risk of Loss. The risk of all Events of Loss prior to the Closing
          ------------
shall be upon Sellers and the risk of all Events of Loss at or subsequent to the Closing shall be upon Buyer.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF SELLERS

     James Rocco and R. Guy Davidson, III jointly and severally represent and warrant to Buyer and Barry T. Sikes, Larry B. Culbertson and Jeff Vick severally represent and warrant to Buyer (which representations and warranties shall survive the Closing) as follows:

     3.1  Corporate Organization. ETV is a corporation duly organized, validly
          ----------------------
existing and in good standing under the laws of the State of Georgia. ETV has the power to own or lease its properties and to carry on its business in the place where such properties are now owned, leased or operated and such business is now conducted. ETV is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction set forth in Schedule 3.1, constituting
                                                      ------------
each jurisdiction in which such qualification is required. Copies of the articles of incorporation and all amendments thereto, the bylaws as amended and currently in force, stock records and corporate minutes of ETV have been delivered to Buyer, and are true, complete and correct as of the date hereof.

     3.2  ETV Stock. ETV has authorized capital stock consisting of 10,000
          ---------
shares of Common Stock, $1.00 par value per share, of which only 795 shares of such Stock are issued and outstanding. All shares of Stock issued and outstanding are owned of record and beneficially by Sellers as set forth on Exhibit A. All of the issued and outstanding Stock is duly authorized and
---------
validly issued, fully paid and nonassessable, and there are no preemptive rights in respect thereof. Except as set forth on Schedule 3.2, there are no
                                           ------------
outstanding options, warrants or other rights to subscribe for or purchase from ETV or the Sellers, no contracts or commitments providing for the issuance of, or the granting of rights to acquire, and no securities convertible into or exchangeable for, any Stock or other capital stock or any other ownership interest of ETV.

     3.3  Subsidiaries. ETV does not own capital stock or other ownership
          ------------
interests in any corporation, partnership or other entity. There are no outstanding contractual obligations of ETV to acquire any outstanding shares of capital stock or other ownership interests of any corporation, partnership or other entity. ETV does not have any investment (either debt or equity), or commitments to make any such investment, in any corporation, joint venture, general or limited partnership, business enterprise or other Person.

     3.4  Title to Stock. Sellers have legal and beneficial title to the Stock
          --------------
free and clear of any Liens (other than restrictions imposed by applicable state and federal securities laws), and there are no claims pending with respect to the title of Sellers in the Stock.

     3.5  Seller Investment Representations.  Each Seller represents and
          ---------------------------------
warrants as follows:

          (a) Private Offering. Neither such Seller nor anyone acting on such
              ----------------
Seller's behalf has issued, sold or offered any security of ETV to any Person under circumstances that would cause the consummation of the Exchange, as contemplated by this Agreement, to be subject to the registration requirements of the Act. Neither such Seller nor anyone acting on such Seller's behalf has offered or will offer the Stock or any part thereof or any similar securities for sale to, or solicit any offer to acquire any of the same from, any Person so as to make the consummation of the Exchange subject to the registration requirements of the Act.

          (b) Investment Intentions and Restrictions on Disposition. Such Seller
              -----------------------------------------------------
is acquiring the Class B Common Stock solely for such Seller's own account for investment and not with a view to, or for sale in connection with, any distribution thereof. Such Seller agrees that such Seller will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of any of the shares of Class B Common Stock (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any of the Class B Common Stock) except in compliance with the Act, and Stockholders' Agreement. Such Seller further understands, acknowledges and agrees that none of the Class B Common Stock may be transferred, sold, pledged, hypothecated or otherwise disposed of (i) unless the provisions of the Stockholders' Agreement shall have been complied with and (ii) unless such disposition is pursuant to an effective registration statement under the Act and is exempt from (or in compliance with) applicable state securities laws, or is exempt from the provisions of Section 5 of the Act and is exempt from (or in compliance with) applicable state securities laws.

          (c) Restrictions on Transfer. Such Seller acknowledges receipt of
              ------------------------
advice that (i) the shares of Class B Common Stock have not been registered under the Act, (ii) the Class B Common Stock must be held indefinitely and such Seller must continue to bear the economic risk of the investment in the Class B Common Stock unless shares of such Class B Common Stock are subsequently registered under the Act or an exemption from such registration is available,
(iii) there may not be any public market for the Class B Common Stock in the foreseeable future, (iv) Rule 144 promulgated under the Act is not presently available with respect to sales of any securities of Buyer and Buyer has made no covenant to make such Rule available and such Rule is not anticipated to be available in the foreseeable future, (v) when and if the Class B Common Stock may be disposed of without registration in reliance upon Rule 144, such disposition can be made only in limited amounts and in accordance with the terms and conditions of such Rule, (vi) if the exemption afforded by Rule 144 is not available, public sale without registration will require the availability of an exemption under the Act, (vii) restrictive legends in the form set forth in the Stockholders' Agreement shall be placed on the certificates representing the Class B Common Stock and (viii) a notation shall be made in the appropriate records of Buyer indicating that the shares of Class B Common Stock are subject to restrictions on transfer pursuant to the Stockholders' Agreement and, if Buyer should in the future engage the services of a stock transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Stock.

          (d) Risk of Investing in Buyer; Ability to Bear Risk. Such Seller
              ------------------------------------------------
represents and warrants that (i) the financial situation of such Seller is such that Seller can afford to bear the economic risk of holding the Class B Common Stock for an indefinite period and (ii) such Seller can afford to suffer the complete loss of his investment in the Class B Common Stock. Such Seller understands and acknowledges that the shares of Class B Common Stock received by such Seller hereunder represent an investment by Seller in Buyer and recognizes that (w) such investment in Buyer is subject to substantial uncertainty concerning the business prospects of Buyer and that Buyer's businesses face rapid technological change which could result in greater competition for Buyer or cause Buyer to lower the prices of its products or services; (x) Buyer intends to pursue acquisitions of software development businesses, software service businesses, multimedia businesses and other businesses as a component of its growth strategy and that the success of Buyer will depend on Buyer's ability to identify, acquire and finance suitable acquisition candidates on acceptable terms and to integrate such acquisitions effectively into Buyer; (y) after the Exchange, Buyer will be controlled by KIA V as a result of KIA V's ownership of more than 80% of the voting stock of Buyer following the Stock Purchase, and that KIA V will be able to determine the outcome of all matters required to be submitted to stockholders of Buyer for approval (except as otherwise provided by law or by Buyer's Certificate of Incorporation or Bylaws or the Stockholders' Agreement); and (z) Sellers' aggregate ownership of Buyer immediately following the Exchange will likely be subject to dilution upon exercise of stock options to be granted to certain officers and directors of Buyer and the possible issuance from time to time of additional shares of capital stock of Buyer and warrants to acquire stock of Buyer to existing and future investors of Buyer.

          (e) Access to Information; Sophistication. Such Seller has been
              -------------------------------------
granted the opportunity to ask questions of, and receive answers from, representatives of Buyer concerning the terms and conditions of the purchase of the Class B Common Stock and to obtain any additional information that Seller deems necessary. Such Seller's knowledge and experience in financial business matters is such that Seller is capable of evaluating the merits and risk of the investment in the Class B Common Stock and such Seller has carefully reviewed the terms and provisions of the Stockholders' Agreement and has evaluated the restrictions and obligations contained therein.

          (f) Knowledge Concerning IXL, CVI and CVL. Such Seller is familiar
              -------------------------------------
with the businesses and operations of each of IXL, CVI and CVL and understands and acknowledges that, after the IXL Exchange, CVI Exchange and CVL Exchange, a significant portion of the business of Buyer will be comprised of the businesses and operations of IXL, CVI and CVL. Such Seller has been granted the opportunity to ask questions of, and receive answers from, representatives of Buyer concerning the business, operations and financial results of each of IXL, CVI and CVL and to obtain any additional information that Seller deems necessary. Such Seller's knowledge and experience in financial business matters is such that Seller is capable of evaluating the merits and risk of the investment in the Class B Common Stock in view of the IXL Exchange, CVI Exchange and the CVL Exchange and has evaluated the effect of such transactions on such Seller's purchase of the Class B Common Stock of Buyer hereunder.

          (g) Due Execution and Delivery.  Such Seller (i) has duly executed and
              --------------------------
delivered this Agreement, (ii) this Agreement constitutes and, upon execution thereof, the Stockholders' Agreement will constitute Seller's legal, valid and binding obligations, enforceable against such Seller in accordance with their respective terms, (iii) no consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by such Seller in connection with the execution and delivery of this Agreement or the Stockholders' Agreement or the performance of such Seller's obligations hereunder or thereunder and (iv) such Seller is a resident of the state of Georgia.

          (h) Accredited Investor. Such Seller is an "accredited investor" as
              -------------------
such term is defined in Rule 501(a) promulgated under the Act, a copy of such definition being attached to this Agreement.

     3.6  Absence of Conflicting Agreements. Except as set forth in Schedule
          ---------------------------------                         --------
3.6, neither the execution, delivery or performance of this Agreement by Sellers
---
nor the consummation of the sale and purchase of the Stock does or will, after the giving of notice, or the lapse of time, or otherwise:

          (a) conflict with, result in a breach of, or constitute a default under, the articles of incorporation or bylaws of ETV, any federal, state or local law, statute, ordinance, rule or regulation, or any court or administrative order or process or any contract, agreement, arrangement, commitment or plan to which Sellers or ETV are a party or by which Sellers or ETV or its property are bound and which relates to the ownership or operation of the Business, ETV Assets, or the Stock, including without limitation any stockholders' or buy-sell agreement;

          (b) result in the creation of any Lien upon the Stock or any of the ETV Assets;

          (c) terminate, amend or modify, or give any party the right to terminate, amend, modify, abandon or refuse to perform, any contract, agreement, arrangement, commitment or plan to which ETV is a party;

          (d) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, any duties or obligations are to be performed, or any rights or benefits are to be received, under any contract, agreement, arrangement, commitment or plan to which ETV is a party; or

          (e) require the consent, waiver, approval, permit, license, clearance or authorization of, or any declaration or filing with, any court or public agency or other authority, or the consent of any Person under any agreement, arrangement or commitment of any nature which Sellers or ETV are a party to or bound or by or which the ETV Assets are bound or subject.

     3.7  Title to ETV Assets; Liens and Encumbrances.  Except as set forth on
          -------------------------------------------
Schedule 3.7, and except for Permitted Liens, ETV owns good and marketable title
------------
to or has valid and enforceable leasehold interests in all of the ETV Assets free and clear of any and all Liens.

     3.8  ETV Assets. The ETV Assets include all of the assets, properties and
          ----------
rights of every type and description, personal and mixed, tangible and intangible, that are necessary for, used or useable in the conduct of the Business in the manner in which the Business has been and is now conducted. ETV neither owns nor holds any interest in real property, whether by lease or otherwise.

     3.9   Equipment. Except as set forth in Schedule 3.9:
           ---------                         ------------

           (a) each material item of Equipment is in good condition and repair, ordinary wear and tear excepted and is fit for operation in its intended use;

           (b) the Equipment includes all material items of tangible personal property utilized by ETV in connection with owning and operating the Business;

           (c) none of the material items of Equipment or other assets owned, used or operated by ETV in connection with the Business, or the ownership, leasing or operation thereof, is in violation of any law, ordinance, code, rule or regulation, the violation of which would have a material adverse impact on the Business, and no written notice from any governmental authority or other Person has been served upon or given to Sellers or ETV claiming any violation of any such law, ordinance, code, rule or regulation, or requiring or calling attention to the need for any repair, modification, replacement, installation or other work on or in connection with such Equipment or assets; and

           (d) the list of Equipment on Schedule 3.9 is a true and correct list
                                        ------------
of all material items of tangible personal property necessary for or used in the operation of the Business in the manner in which it has been and is now operated.

     3.10  Contracts. Except as set forth in Schedule 3.10:
           ---------                         -------------

           (a) ETV has performed each term, covenant and condition of each of the Contracts, and no event of default, or event which with the passing of time or giving of notice would constitute a material default, exists under any of the Contracts;

           (b) the Contracts described in Schedule 3.10 constitute all of the
                                          -------------
agreements relating to properties, undertakings or commitments to or from third parties in the conduct of the Business other than each contract which is cancelable by ETV without breach or penalty on not more than thirty (30) days notice and which involves average annual payments or receipts by ETV of less than $500 in the case of any single contract and $2,500 in the aggregate;

           (c) each of the Contracts is in full force and effect, unimpaired by any acts or omissions of ETV or its officers, and constitutes the legal and binding obligation of the parties thereto in accordance with its terms;

           (d) Sellers have furnished true and complete copies of all Contracts, including all amendments, modifications and supplements thereto, and Schedule
                                                                     --------
3.10 contains summaries of the provisions of all oral contracts; and
----

           (e) No consent, approval or waiver from any Person is required in connection with the transactions contemplated by this Agreement.

     3.11  Intangible Property. Except as set forth on Schedule 3.11:
           -------------------                         -------------

           (a) none of the Intangible Property infringes any proprietary right of any Person and there are no claims, demands or proceedings instituted, pending or threatened by any third party pertaining to or challenging ETV's right to use any of the Intangible Property;

           (b) there are no facts which would render any of the Intangible Property invalid or unenforceable;

           (c) there is no trademark, trade name, patent or copyright owned by a third party which ETV is using without license to do so and there is no Intangible Property owned by a third party that ETV is using without a license to do so;

           (d) the Intangible Property constitutes all the copyrights, patents, trade secrets, trademarks, and other intellectual property utilized by ETV in connection with owning and operating the Business; and

           (e) Schedule 3.11 contains a true and complete list of all Intangible
               -------------
Property and all agreements pursuant to which ETV licensed or authorized others to use the Intangible Property.

     3.12  Financial Statements.
           --------------------

           (a) Attached as Schedule 3.12(a) are true and complete copies of the
                           ---------------
unaudited financial statements of ETV, as of December 31, 1991, December 31, 1992, December 31, 1993, December 31, 1994 and December 31, 1995, and the related statements of income, for the fiscal years then ended (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with preceding years and present fairly the financial condition of ETV as at the date indicated and the results of its operations for the periods then ended, except for the absence of footnotes.

           (b) Attached as Schedule 3.12(b) are true and complete copies of the
                          -----------------
unaudited financial statements of ETV, as of March 31, 1996 and the related statements of income, and changes in cash flows for the period then ended (the "Interim Financial Statements"). The Interim Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the Financial Statements and present fairly the financial condition of ETV as at the date indicated and the results of its operations for the periods then ended; subject, however, to year-end adjustments
                                       -------- -------
which, in the aggregate, are not adverse and except for the absence of footnotes.

     3.13  Absence of Undisclosed Liabilities.
           ----------------------------------

           (a) ETV has no debt, liability or obligation of any kind, whether accrued, absolute, contingent or otherwise, including, without limitation, any liability or obligation on account of taxes or any governmental charges or penalty, interest or fines, required to be reflected in its financial statements in accordance with generally accepted accounting principles which would have, or which in the case of contingent or inchoate liabilities, would have if accrued or absolute, an adverse effect on the financial condition of ETV, except (i) those liabilities reflected in the Financial Statements and Interim Financial Statements, (ii) liabilities disclosed in Schedule 3.13(a), (iii) liabilities
                                          ----------------
incurred in the ordinary course of business (other than contingent liabilities) since March 31, 1996, none of which has, individually or in the aggregate, adversely affected the business, assets, results of operations or financial condition of ETV and (iv) liabilities incurred in connection with the transactions provided for in this Agreement.

           (b) Except as set forth on Schedule 3.13(b), ETV has not, by written
                                      ----------------
instrument or otherwise, guaranteed the payment or collection or pledged any of its assets to secure payment of any unsatisfied indebtedness of any Person.
Schedule 3.13 sets forth all indebtedness of ETV to Sellers.
-------------

     3.14  No Adverse Change. Except as set forth on Schedule 3.14, since March
           -----------------                         -------------
31, 1996, there has been no:

           (a) material adverse change in the financial condition or results of operations of the Business;

           (b) declaration, setting aside or payment, directly or indirectly, of any cash or noncash dividend or other cash or noncash distribution in respect of any of the securities of ETV or any direct or indirect redemption, purchase or other acquisition of any securities of ETV or agreement to do so;

           (c) damage, destruction or loss, whether or not covered by insurance, adversely affecting the business or properties of ETV;

           (d) increase in compensation payable or to become payable to any of the officers, directors or employees of ETV or in any bonus payment or arrangement made with any such person, or any change in personnel policies or benefits except pursuant to existing compensation and fringe benefit plans, practice and arrangements;

           (e) contract, commitment or transaction entered into or consummated by ETV except in the ordinary course of business;

           (f) sale, assignment, lease or other transfer or disposition of any of the assets or properties of ETV except in the ordinary course of business or in connection with the acquisition of similar property or assets in the ordinary course of business;

           (g) extraordinary losses (whether or not covered by insurance) or waiver by ETV of any extraordinary rights of value;

           (h) notice from any customer as to the customer's intention not to conduct business with ETV, the result of which loss or losses of business, individually or in the aggregate, has had, or could reasonably be expected to have, a material adverse effect on the Business; or

           (i) other event or condition of any character, that has or might reasonably have a material adverse effect on ETV's financial condition or assets.

     3.15  No Litigation; Labor Disputes; Compliance with Law. Except as set
           --------------------------------------------------
forth on Schedule 3.15:
         -------------

           (a) there is no decree, judgment, order or litigation at law or in equity, no arbitration proceeding, and no proceeding before or by any commission, agency or other administrative or regulatory body or authority, pending or, to the Knowledge of Sellers, threatened, to which ETV is a party or to which ETV or the ETV Assets are subject;

           (b) ETV is not subject to or bound by any labor agreement, there is no labor dispute, grievance, controversy, strike or request for union representation pending or, to the Knowledge of Sellers, threatened against ETV, and there has been no occurrence of any event which would give rise to any such strike, request for union representation or other labor dispute, grievance or controversy; and

           (c) To the Knowledge of Sellers, ETV owns and operates, and has owned and operated, its properties and assets, and carried on and conducted, and has carried on and conducted, the Business in substantial compliance with all federal, state and local laws, statutes, ordinances, rules and regulations, and any court or administrative order or process, including, without limitation, Occupational Safety and Health Administration, Equal Employment Opportunity Commission, National Labor Relations Board and Environmental Laws.

     3.16  Tax Returns and Tax Reports.
           ---------------------------

           (a) Except as set forth on Schedule 3.16, all federal, state and
                                      -------------
local tax returns and tax reports required to be filed by ETV have been filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, and ETV has not requested any extension of time within which to file any such returns or reports which have not been filed within such extension of time. All federal, state and local income, profits, franchise, withholding and sales, use, occupation, property, excise and other taxes (including interest and penalties) due from ETV in accordance with such returns and reports have been fully paid. Each item reflected on each of ETV's federal tax returns is complete, accurate and correct in all respects.

          (b) Except as set forth on Schedule 3.16: (i) no issues have been
                                     -------------
asserted by the Internal Revenue Service or any other taxing authority in connection with an examination of any of the returns and reports referred to in
Section 3.16(a) which might, if determined adversely to ETV, materially adversely affect the financial condition or business of ETV; and (ii) no waivers of statutes of limitation with respect to taxes have been given with respect to ETV. The federal income tax returns and information reports of ETV have been examined by the Internal Revenue Service for the period or periods set forth in
Schedule 3.16, which lists all revenue agent reports issued in connection with
-------------
audits of ETV. All deficiencies asserted or assessments made as a result of examinations by the Internal Revenue Service or by appropriate state tax authorities have been fully paid or adequately reflected on either the Financial Statements, the Interim Financial Statements or on Schedule 3.16.
                                                   -------------

          (c) Schedule 3.16 accurately reflects all currently proposed
              -------------
adjustments to the taxable income of ETV for the years ended December 31, 1991 through December 31, 1995.

          (d) ETV is not a party to or bound by, and has no obligation under, any tax sharing or similar agreement, except for obligations provided by law arising out of the filing of a consolidated federal income tax return or any consolidated, unitary or combined state or local tax return or report of ETV.

          (e) ETV has not consented and will not consent to have the provisions of Section 341(f)(2) of the Code (or equivalent state law provisions) apply to it and ETV has not agreed to, and has not been requested to make, any adjustment under Section 481(c) of the Code by reason of a change in accounting method or otherwise.

    3.17  Governmental Authorizations.  Except as set forth in Schedule 3.17,
          ---------------------------                          -------------
no qualifications, registrations, filings, privileges, franchises, licenses, permits, approvals or authorizations other than the Licenses are required in order for ETV to own and operate the Business in the manner operated on the date hereof. All Licenses are currently in full force and effect. As of the date hereof, no action or proceeding is pending or, to the Knowledge of Sellers, threatened before any governmental authority to revoke, refuse to renew or modify such Licenses or other authorizations of the Business.

    3.18  Compliance with Governmental Requirements.  The Business, its
          -----------------------------------------
physical facilities and electrical and mechanical systems are being and have been operated in all respects in accordance with the specifications of the applicable Licenses and with each document submitted in support of such Licenses, and the Business is in compliance with all requirements, rules and regulations of all governmental authorities, including without limitation, the United States Occupational Safety and Health Administration. Except as set forth in Schedule 3.18 and to the Knowledge of Sellers, all obligations, reports and
   -------------
other filings required by all governmental authorities, including without limitation, the United States Occupational Safety and Health Administration, with respect to the Business have been duly and currently filed as of the date hereof. There is currently pending no proceeding or complaint before any governmental authority relating to the Business.

     3.19  Banks; Powers of Attorney. Schedule 3.19 lists the names of each bank
           -------------------------
in which ETV has an account or safe deposit box and the names of all Persons authorized to draw thereon or to have access thereto and the names of all Persons holding powers of attorney from ETV, and a summary statement of the terms thereof.

     3.20  Employees. Schedule 3.20 is a true and complete list of the names and
           ---------  -------------
current annual salary rates or hourly wage rates of all employees of ETV, which list includes for each such Person the amounts paid or payable as salary or wages and describes any other future compensation arrangements for employees.

     3.21  Employee Welfare Plans.
           ----------------------

           (a)  Except as set forth on Schedule 3.21, ETV has not at any time
                                       -------------
maintained or been a party to or made contributions to any of the following: any "employee pension benefit plan", (as such term is defined in Section 3(2) of ERISA); or any "employee welfare benefit plan" (as such term is defined in
Section 3(1) of ERISA), whether written or oral. All employee benefit plans maintained by ETV or to which ETV is obligated to contribute, are, and have in the past been, in all respects maintained, funded and administered in compliance with ERISA, and other applicable law; no such plan subject to Title IV of ERISA has been terminated; no proceedings to terminate any such plan have been instituted under Subtitle C of Title IV of ERISA; no reportable event within the meaning of Section 4043 of Subtitle C of ERISA has occurred for any such plan maintained by ETV; ETV has not withdrawn from a multi-employer plan (as defined in Section 4001(a) of ERISA); the consummation of the transactions contemplated hereby will not result in any withdrawal liability on the part of ETV under a multi-employer plan; no benefit plan established or maintained by ETV or to which ETV is obligated to contribute, has any accumulated funding deficiency (as defined in ERISA); and ETV has not incurred any liability to the Pension Benefit Guaranty Corporation with respect to any such plan.

           (b) ETV has no formal or informal employee severance policy. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, bonus, unemployment compensation or golden parachute) becoming due to any director, officer or other employee of the Company, (ii) increase any benefits otherwise payable under any ETV benefit plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

     3.22  Environmental Compliance.
           ------------------------

           (a) ETV is not a party to any litigation or administrative proceeding or, to the Knowledge of Sellers, is any litigation or administrative proceeding threatened against it, which in either case (i) asserts or alleges that ETV violated any Environmental Laws, (ii) asserts or alleges that ETV is required to clean up, remove or take remedial or other response action due to the disposal, depositing, discharge, leaking or other release of any hazardous or toxic substances or materials or (iii) asserts or alleges that ETV is required to pay all or a portion of the cost of any past, present or future cleanup, removal or remedial or other response action which arises out of or is related to the disposal, depositing, discharge, leaking or other release of any hazardous or toxic substances or materials by ETV.

           (b) No Person has caused or permitted materials to be stored, deposited, treated, recycled or disposed of on, under or at any real property owned, leased, used or occupied by ETV which materials, if known to be present, would require cleanup, removal or some other remedial action under any Environmental Laws.

           (c) There are not now, nor have there previously been, tanks or other facilities on, under, or at any real property owned, leased, used or occupied by ETV which contained materials which, if known to be present in soils or ground water, would require cleanup, removal or some other remedial action under Environmental Laws.

           (d) There are no conditions existing currently which would subject ETV or Sellers to damages, penalties, injunctive relief or cleanup costs under any Environmental Laws or which require or are likely to require cleanup, removal, remedial action or other response pursuant to Environmental Laws by ETV.

           (e) ETV is not subject to any judgment, order or citation related to or arising out of any Environmental Laws and has not been named or listed as a potentially responsible party by any governmental body or agency in a matter related to or arising out of any Environmental Laws.

     3.23  Customer Relations. No communications have been made to ETV or
           ------------------
Sellers which would indicate that (a) any current customer of the Business which accounted for more than 5% of its total net sales for the calendar year ending December 31, 1995, or (b) any current supplier of the Business (if such suppliers could not be replaced by the Sellers at comparable cost), will terminate or substantially alter its business relations or the amount of business with ETV.

     3.24  Representation as of the Closing Date. Sellers' representations and
           -------------------- ----------------
warranties set forth in this Agreement shall be true and correct on and as of the Closing Date, as though such representations and warranties were made on and as of such time.

     3.25  Affiliate Transactions. Except as set forth on Schedule 3.25, none of
           ----------------------                         -------------
the Sellers nor any of their respective family members or affiliates has any agreement, contract or other arrangement with ETV. Each Seller hereby releases, waives and discharges any and all claims such Seller may have, whether fixed or contingent, known or unknown, against any of ETV, Buyer or Ellis Communications, Inc., or any of their affiliates, respective officers, directors, employees, agents or representatives arising out of any events occurring or facts existing on or prior to the date hereof, except for rights under this Agreement and the transaction documents contemplated hereby. Such Seller has not assigned any such claims to any third party.

     3.26  Disclosure. No statement of fact by Sellers contained in this
           ----------
Agreement and no written statement of fact furnished by Sellers to Buyer pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein contained not misleading.

     3.27  Reliance on Representations and Warranties of Buyer. Sellers
           ---------------------------------------------------
understand and acknowledge that the representations and warranties of Buyer contained in Article IV of this Agreement are the exclusive representations of Buyer with respect to the subject matter hereof and the transactions contemplated herein. With respect to the subject matter hereof and the transactions contemplated herein, each Seller represents and warrants that (i) no representation or warranty, express or implied, whether written or oral, as to the financial condition, results of operations, prospects, properties or business of Buyer or as to the desirability or value of an investment in Buyer has been made to such Seller by or on behalf of Buyer other than those set forth in Article IV hereof and the Stockholders Agreement, (ii) such Seller has relied upon such Seller's own independent appraisal and investigation, and the advice of such Seller's own counsel, tax advisors and other advisors, regarding the risks of an investment in Buyer, and (iii) such Purchaser will continue to bear sole responsibility for making his or her own independent evaluation and monitoring of the risks of its investment in Buyer. Sellers acknowledge and agree that all transactions contemplated herein between Sellers and Buyer, and any other stockholders of Buyer, are arms-length transactions and that there is no special relationship of trust, fiduciary relationship or other relationship between Sellers and Buyer or any other stockholders of Buyer except as expressly set forth herein or the documents executed in connection with the transactions contemplated hereby.

                                  ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Sellers as follows:

     4.1   Organization. Buyer is a corporation duly incorporated, validly
           ------------
existing and in good standing under the laws of the State of Delaware and on the Closing Date Buyer will be duly qualified to do business as a foreign corporation in Georgia, and Buyer has full corporate power to purchase the Stock pursuant to this Agreement.

     4.2   Authorization; Enforceability. The execution, delivery and
           -----------------------------
performance of this Agreement and all of the documents and instruments required hereby Buyer and the consummation by Buyer of the transactions contemplated hereby and thereby, are within the corporate power of Buyer and have been duly authorized by all necessary corporate action by Buyer. This Agreement is, and the other documents and instruments required hereby will be, when executed and delivered by Buyer the valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms, subject only to bankruptcy, insolvency, reorganization, moratoriums or similar laws at the time in effect affecting the enforceability or right of creditors generally and by general equitable principles which may limit the right to obtain equitable remedies.

     4.3   Absence of Conflicting Agreements. Except as set forth on Schedule
           ---------------------------------                         --------
4.3, neither the execution, delivery or performance of this Agreement by Buyer
---
nor the consummation of the sale and purchase of the Stock or any other transaction contemplated by this Agreement, does or will, after the giving of notice, or the lapse of time, or otherwise:

           (a) conflict with, result in a breach of, or constitute a default under, the certificate of incorporation or bylaws of Buyer, or any material federal, state or local law, statute, ordinance, rule or regulations applicable to Buyer, or any court or administrative order or process, or any material contract, agreement, arrangement, commitment or plan to which Buyer is a party or by which Buyer or its assets is bound;

           (b) require the consent, waiver, approval, permit, license, clearance or authorization of, or any declaration or filing with, any court or governmental or public agency; or

           (c) require the consent of any Person under any material agreement, material arrangement or material commitment of any nature which Buyer is a party to or bound by.

                                   ARTICLE V

               CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER

     Each and every obligation of Buyer to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following express conditions precedent:

     5.1   Compliance with Agreement. Sellers shall have performed and complied
           -------------------------
in all material respects with all of their respective obligations under this Agreement which are to be performed or complied with by it prior to or at the Closing.

     5.2   Proceedings and Instruments Satisfactory. All proceedings, corporate
           ----------------------------------------
or other, to be taken by Sellers in connection with the performance of this Agreement, and all documents incident thereto, shall be complete to the reasonable satisfaction of Buyer and Buyer's counsel and Sellers shall have made available to Buyer for examination the originals or true and correct copies of all documents which Buyer may reasonably request in connection with the transactions contemplated by this Agreement.

     5.3   Representations and Warranties . The representations and warranties
           ------------------------------
made by Sellers in this Agreement shall be true and correct in the aggregate in all material respects as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date, except for changes permitted or contemplated by this Agreement.

     5.4   Deliveries at Closing. Sellers shall have delivered or caused to be
           ---------------------
delivered to Buyer the documents, each properly executed and dated as of the Closing Date as required pursuant to Section 2.3(a), and all other documents required to vest in buyer good title to the Stock as contemplated by this Agreement.

     5.5   Other Documents. Sellers shall have delivered to Buyer such documents
           ---------------
and certificates of officers of ETV and public officials as shall be reasonably requested by Buyer's counsel to establish the existence and good standing of ETV, the due authorization of this Agreement and the transactions contemplated hereby, and any other aspect in connection with this Agreement.

     5.6   Absence of Investigations and Proceedings. No action or proceeding or
           -----------------------------------------
formal investigation by any Person or governmental agency shall be pending with the object of challenging or preventing the Closing and no other proceedings shall be pending with such object or to collect material damages from Buyer on account thereof.

     5.7   Governmental Consents.  All authorizations, consents or approvals of
           ---------------------
any and all governmental regulatory authorities necessary in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained and be in full force and effect.

     5.8   Absence of Liens. On the Closing Date and simultaneously with the
           ----------------
Closing, there shall not be any Liens on the ETV Assets except for Permitted Liens.

     5.9   No Material Adverse Change. Between the date of this Agreement and
           --------------------------
the Closing, there shall have been no material adverse change in the financial condition, prospects or results of operation of the Business nor any adverse change in the condition of the ETV Assets, including without limitation a default under the terms of any of the Contracts or Leases (unless expressly consented to or waived in writing) which would permit the acceleration of amounts due thereunder of termination thereof.

     5.10  Approvals and Consents.  There shall have been secured such
           ----------------------
permissions, approvals, determinations, consents and waivers to the transactions contemplated by this Agreement for such agreements set forth on Schedule 5.10.

     5.11  Stock Purchase and Exchanges. The Stock Purchase, the CVI Exchange,
           ----------------------------
the IXL Exchange and the CVL Exchange shall have been consummated prior to or contemporaneously with the Exchange.

     5.12  Amendment to Articles of Incorporation. The Articles of Incorporation
           --------------------------------------
of ETV shall have been amended and restated in the form attached hereto as Exhibit E.
---------

     5.13  Bylaws. ETV shall have adopted Amended and Restated Bylaws in the
           ------
form attached hereto as Exhibit F.
                        ---------

     If any of the conditions set forth in this Article V have not been satisfied, Buyer may in its sole discretion nevertheless elect to proceed with the consummation of the transactions contemplated hereby.

                                  ARTICLE VI

              CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLERS

     Each and every obligation of Sellers to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following express conditions precedent:

     6.1  Compliance with Agreement. Buyer shall have performed and complied
          -------------------------
with all of its obligations under this Agreement which are to be performed or complied with by it prior to or at the Closing.

     6.2  Proceedings and Instruments Satisfactory. All proceedings, corporate
          ----------------------------------------
or other, to be taken by Buyer in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be complete to the reasonable satisfaction of Sellers' counsel, and Buyer shall have made available to Sellers for examination the originals or true and correct copies of all documents which Sellers may reasonably request in connection with the transactions contemplated by this Agreement.

     6.3  Representations and Warranties. The representations and warranties
          ------------------------------
made by Buyer shall be true and correct in all material respects as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date.

     6.4  Deliveries at Closing. Buyer shall have delivered or caused to be
          ---------------------
delivered to Sellers the documents, each properly executed and dated as of the Closing Date required pursuant to Section 2.3(b). Buyer shall also have made the payments described in Section 2.2.

     6.5  Other Documents. Buyer shall have delivered to Sellers such documents
          ---------------
and certificates of officers of Buyer and of public officials as shall be reasonably requested by Sellers' counsel to establish the existence and good standing of Buyer and the due authorization of this Agreement and the transactions contemplated hereby by Buyer.

     6.6  Absence of Investigations and Proceedings. No action or proceeding or
          -----------------------------------------
formal investigation by any Person or governmental agency shall be pending with the object of challenging or preventing the Closing and no other proceedings shall be pending with such object or to collect damages from ETV or Sellers on account thereof.

     6.7  Governmental Consents. All material authorizations, consents or
          ------------ --------
approvals of any and all governmental regulatory authorities necessary in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained and be in full force and effect.

     If any of the conditions set forth in this Article VI have not been satisfied, all of the Sellers may in their sole discretion nevertheless unanimously elect to proceed with the consummation of the transactions contemplated hereby.

                                  ARTICLE VII

                                 MISCELLANEOUS

     7.1  Further Assurances.  From time to time after the Closing Date, upon
          ------------------
the reasonable request of any party hereto, the other party or parties hereto shall execute and deliver or cause to be executed and delivered such further instruments of conveyance, assignment and transfer and take such further action as the requesting party may reasonably request in order to effectuate fully the purposes, terms and conditions of this Agreement.

     7.2  Entire Agreement; Amendment; and Waivers. This Agreement and the
          ----------------------------------------
documents referred to herein and to be delivered pursuant hereto constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein. No amendment, supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision or breach of this Agreement, whether or not similar, unless otherwise expressly provided. Each of the Sellers expressly agrees with Buyer that the Sellers may agree to and execute, on behalf of the Sellers, any and all amendments, supplements, modifications, waivers or termination of this Agreement.

     7.3  Expenses. Except as otherwise specifically provided herein, whether or
          --------
not the transactions contemplated by this Agreement are consummated, each of the parties hereto shall pay the fees and expenses of its respective counsel, accountants and other experts incident to the negotiation and preparation of this Agreement and consummation of the transactions contemplated hereby.

     7.4  Benefit; Assignment. This Agreement shall be binding upon and inure to
          -------------------
the benefit of and shall be enforceable by Buyer and Sellers and their respective successors and permitted assigns. This Agreement shall not be assigned by any party without the prior written consent of the other party.

     7.5  Notices. All communications or notices required or permitted by this
          -------
Agreement shall be in writing and shall be deemed to have been given at the earlier of the date when actually delivered to an officer of the other party, or when sent by telecopy or facsimile machine to the number shown below, or when properly deposited for delivery by commercial overnight delivery service, prepaid, or by deposit in the United States mail, certified or registered mail, postage prepaid, return receipt requested, and addressed as follows, unless and until either of such parties notifies the other in accordance with this Section of a change of address or change of telecopy number:

     If to Buyer:        IXL Holdings, Inc.
                         c/o Ellis Communications, Inc.
                         3060 Peachtree Road, Suite 340
                         Atlanta, Georgia 30305
                         Attention:  U. Bertram Ellis, Jr.
                         Telephone No.: (404) 240-0424
                         Telecopy No.: (404) 240-0542

     With a copy to:     Minkin & Snyder, a Professional Corporation
                         3060 Peachtree Road, Suite 1100
                         Atlanta, Georgia 30305
                         Attention:  James S. Altenbach, Esq.
                         Telephone No.: (404) 261-8000
                         Telecopy No.: (404) 261-5064

     and to:             Kelso & Company
                         320 Park Avenue
                         New York, New York 10022
                         Attention:  James J. Connors, II, Esq.
                         Telephone No.: (212) 751-3939
                         Telecopy No.: (212) 233-2379

     If to Sellers:      Creative Video Library, Inc.
                         1465 Northside Drive, Suite 110
                         Atlanta, Georgia 30350
                         Attention:  James R. Rocco
                         Telephone No.: (404) 351-4518
                         Telecopy No.: (404) 350-9823

     With a copy to:     David Kam, Esq.
                         P.O. Box 95297
                         Atlanta, Georgia 30347
                         Telephone No.: (404) 370-0180
                         Telecopy No.:  (404) 370-1722

     7.6  Counterparts; Headings.   This Agreement may be executed in several
          ----------------------
counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement. The Table of Contents and Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

     7.7  Severability. If any provision, clause or part of this Agreement or
          ------------
the application thereof under certain circumstances is held invalid, or unenforceable, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby.

     7.8  Investigations; Non-Survival of Warranties. The respective
          ------------------------------------------
representations and warranties of Sellers and Buyer contained herein or in any certificate or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigations made by any party hereto. Each and every such representation and warranty shall survive for two
(2) years following the Closing, except that the representations and warranties contained in Sections 3.17 and 3.22 shall survive the Closing until the applicable statutes of limitation time periods expire with respect to any claims under such Sections.

     7.9  Governing Law. This Agreement shall be construed and interpreted
          -------------
according to the laws of the State of Georgia, without regard to the conflict of law principles thereof. The exclusive venue of adjudication of any dispute or proceeding arising out of the Agreement or the performance hereof shall be the courts located in the County of Fulton, State of Georgia, and the parties hereto hereby consent to and submit to the jurisdiction of any court located in the County of Fulton, State of Georgia and hereby waives, to the fullest extent permitted by applicable law, any objection which such party may have to the laying of venue of any such proceeding brought in such court and any claim that such proceeding brought in such court has been brought in an inconvenient forum. EACH OF THE PARTIES WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.


                    [Signatures commence on following page]

     IN WITNESS WHEREOF, the parties have executed this Exchange Agreement as of the day and year first above written.



                                   BUYER:
                                   -----

                                   IXL HOLDINGS, INC.


                                   By:  /s/  U. Bertram Ellis Jr.
                                        ----------------------------------------
                                        Name:  U. Bertram Ellis Jr.
                                              ----------------------------------
                                        Title: CEO
                                              ----------------------------------

                                   SELLERS:
                                   -------


                                   /s/ James R. Rocco
                                   ---------------------------------------------
                                   JAMES R. ROCCO


                                   /s/ R. Guy Davidson, III
                                   ---------------------------------------------
                                   R. GUY DAVIDSON, III


                                   /s/ Barry T. Sikes
                                   ---------------------------------------------
                                   BARRY T. SIKES


                                   /s/ Larry B. Culbertson
                                   ---------------------------------------------
                                   LARRY B. CULBERTSON


                                   /s/ Jeff Vick
                                   ---------------------------------------------
                                   JEFF VICK

                                 IXL Exhibits
                                 ------------

A. Exchange Consideration (see attached)............................  Exhibit A

B. Registration Rights Agreement....................................  Exhibit B

C. Stockholders' Agreement..........................................  Exhibit C

D. Sellers' Certificate.............................................  Exhibit D

E. Amended and Restated Bylaws......................................  Exhibit E

                                   EXHIBIT A
                                   ---------

                 OWNERSHIP OF STOCK AND EXCHANGE CONSIDERATION
                 ---------------------------------------------

                                                     EXCHANGE CONSIDERATION
                                              ----------------------------------
                                                  CASH         SHARES OF CLASS B
       SELLER          OWNERSHIP OF STOCK     CONSIDERATION*     COMMON STOCK
--------------------   -------------------    --------------   -----------------
James R. Rocco         400 Shares of Stock    $    35,210.00                 151
R. Guy Davidson, III   265 Shares of Stock    $    23,310.00                 100
Barry T. Sikes          50 Shares of Stock    $     4,410.00                  19
Larry B. Culbertson     30 Shares of Stock    $     2,660.00                  11
Jeff Vick               50 Shares of Stock    $     4,410.00                  19
                                              --------------   -----------------
    TOTALS                                    $    70,000.00                 300
                                              ==============   =================

____________________

     * Less pro rata share of Outstanding Liabilities and Closing Expenses of Sellers.

                         LIST OF SCHEDULES

         Schedule 3.1         Corporate Organization
         Schedule 3.2         ETV Stock
         Schedule 3.6         Absence of Conflicting Agreements
         Schedule 3.7         Title to ETV Assets; Liens and
                              Encumbrances
         Schedule 3.9         Equipment
         Schedule 3.10        Contracts
         Schedule 3.11        Intangible Property
         Schedule 3.12(a)     Financial Statements
         Schedule 3.12(b)     Interim Financial Statements
         Schedule 3.13        Indebtedness of ETV to Sellers
         Schedule 3.13(a)     Absence of Undisclosed Liabilities
         Schedule 3.13(b)     Permitted Liens
         Schedule 3.14        Adverse Change
         Schedule 3.15        Litigation; Labor Disputes; Compliance with Law
         Schedule 3.16        Tax Returns and Tax Reports
         Schedule 3.17        Governmental Authorizations
         Schedule 3.18        Compliance with Governmental Requirements
         Schedule 3.19        Bank; Powers of Attorney
         Schedule 3.20        Employees
         Schedule 3.21        Employee Welfare Plans
         Schedule 3.25        Affiliate Transactions
         Schedule 4.3         Absence of Conflicting Agreements
         Schedule 5.10        Approvals and Consents